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                              ACCOUNTANTS' CONSENT

The Board of Directors

Capstone Capital Trust, Inc.:


     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick

Birmingham, Alabama

May 31, 1994